Exhibit 11

One International Place, 40th Floor 100 Oliver Street Boston, MA 02110-2605 +1 617 728 7100 Main +1 617 426 6567 Fax www.dechert.com

January 28, 2026

Fidelity Select Portfolios

245 Summer Street

Boston, MA 02210

Re: Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to Fidelity Select Portfolios, a Massachusetts business trust (the “Trust”), in connection with the Trust’s Registration Statement on Form N-14 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the transfer of all of the assets of Fidelity Advisor Health Care Fund (the “Acquired Fund”), a series of Fidelity Advisor Series VII, to Health Care Portfolio (the “Acquiring Fund,” together with the Acquired Fund, the “Funds”), a series of the Trust, in exchange for the issuance of shares of beneficial interest of the Acquiring Fund (the “Shares”), and the assumption of the liabilities of the Acquired Fund, pursuant to the proposed reorganization as described in the Registration Statement and the form of Agreement and Plan of Reorganization (the “Agreement”) by and between the Trust, on behalf of Acquiring Fund, and Fidelity Advisor Series VII, on behalf of the Acquired Fund (the “Reorganization”).

In connection with the opinions set forth herein, you have provided to us originals, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things, copies of the following: the Registration Statement; the Agreement; the Amended and Restated Declaration of Trust of the Trust dated March 14, 2001, as amended; the Bylaws of the Trust, as amended and dated June 17, 2004 (the “Bylaws”); and copies of resolutions duly adopted by the Funds’ Boards of Trustees approving the Agreement and the Reorganization. In addition, we have reviewed and relied upon a Certificate issued by the Secretary of the Commonwealth of Massachusetts with respect to the Trust.

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Funds’ Boards of Trustees; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Funds on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Boards of Trustees, or in the

Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise. When any opinion set forth below relates to the existence or standing of the Trust, such opinion is based entirely upon and is limited by the items referred to above, and we understand that the foregoing assumptions, limitations and qualifications are acceptable to you.

Based upon the foregoing, we are of the opinion that the Shares registered under the Securities Act, when issued in accordance with the terms described in the Registration Statement and the Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto and to the use of our name and discussion of this opinion in the Registration Statement unless and until we revoke such consent. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP

Schedule A

Acquired Fund	Acquiring Fund
Air Transportation Portfolio	Transportation Portfolio
Communications Equipment Portfolio	Computers Portfolio
Energy Service Portfolio	Energy Portfolio
Natural Gas Portfolio	Energy Portfolio